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                                                                    Exhibit 23.1





                       CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 11, 2000 relating to the financial statements, which appears in the 2000 Annual Report to Shareholders of Edison Schools Inc., which is incorporated by reference in Edison Schools, Inc.'s Annual Report on Form 10-K for the year ended June 30, 2000.






                                   /s/ PricewaterhouseCoopers LLP


PricewaterhouseCoopers LLP
Melville, NY
February 6, 2001




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